EXHIBIT 10.13

Execution Version

SUBORDINATION AGREEMENT

This Subordination Agreement (this “Agreement”), dated as of September 29, 2006, is made and entered into by and among Vitamin Cottage Two Ltd. Liability Company, a Colorado limited liability company (the “Subordinated Creditor”), and Vitamin Cottage Natural Food Markets, Inc., a Colorado corporation (the “Borrower”), in favor of JPMorgan Chase Bank, N.A., a national banking association, as administrative agent (together with its successor(s) thereto in such capacity, the “Administrative Agent”) for the ratable benefit of the Secured Parties (as defined in the Credit Agreement referenced below).

Recitals

A.            The Borrower, the Lenders party thereto and the Administrative Agent have entered into a Credit Agreement, dated as of even date herewith (together with any amendments, modifications, replacements or substitutions thereof, the “Credit Agreement”), pursuant to which the Lenders have agreed to make available to Borrower a term loan and revolving line of credit in the initial aggregate maximum principal of $31,000,000 (the “Loans”).

B.            The Loans are secured by the Collateral (as defined in the Credit Agreement).

C.            The Loans are guaranteed by (i) Subordinated Creditor pursuant to that certain Guaranty Agreement, dated as of the date hereof, in favor of the Administrative Agent, pursuant to which Subordinated Creditor guarantees the obligations of the Borrower under the Credit Agreement (together with any amendments, modifications, replacements or substitutions thereof, the “VC Two Guaranty”) and (ii) Boulder Vitamin Cottage Group, LLC pursuant to that certain Guaranty Agreement, dated as of the date hereof, in favor of the Administrative Agent, pursuant to which Boulder Vitamin Cottage Group, LLC guarantees the obligations of the Borrower under the Credit Agreement.

D.            Pursuant to the Trademark License (as defined below), Borrower has agreed to pay Subordinated Creditor certain Royalties (as defined in the Credit Agreement) in certain amounts and at certain times, and the parties hereto desire to amend such Trademark License to provide for the payment and accrual of Royalties only in accordance with the terms hereof.

E.             To induce the Lenders to extend credit and other financial accommodations to the Borrower now and hereafter, the Administrative Agent has required the Subordinated Creditor to irrevocably and unconditionally subordinate to the Administrative Agent in favor of the Lenders certain indebtedness arising from obligations pursuant to the Trademark License, in accordance with the terms of this Agreement.

Agreement

NOW, THEREFORE, In consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

1.             Definitions. Capitalized terms used but not defined herein have the respective meanings assigned to them in the Credit Agreement. As used herein, (a) the term “Senior Debt” shall mean and include all obligations, liabilities and indebtedness of every kind, nature and description owing by the Borrower or any other Loan Party to the Lenders, including, without limitation, all principal, interest (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), and costs of collection, and all other charges, fees, premiums, indemnities and expenses, now existing or hereafter created or incurred, and all extensions, renewals, rearrangements, modifications and refinancings thereof, however arising, regardless of whether such obligations, liabilities and indebtedness are direct or indirect,’ absolute or contingent, liquidated or unliquidated, due or to become due, primary or secondary, whether acquired by assignment or otherwise, whether evidenced by written instrument or not, and whether the Borrower is liable individually, severally or jointly with others, including without limitation all Obligations; (b) the term “Subordinated Debt” shall mean and include all obligations, liabilities and indebtedness of every kind, nature and description owing by the Borrower to the Subordinated Creditor (including, without limitation, all royalties, interest and costs of collection, and all other charges, fees, premiums, indemnities and expenses), now existing or hereafter created or incurred, and all extensions, renewals, rearrangements, modifications and refinancings thereof, however arising, regardless of whether such obligations, liabilities and indebtedness are direct or indirect, absolute or contingent, liquidated or unliquidated, due or to become due, primary or secondary, whether acquired by assignment or otherwise, whether evidenced by written instrument or not, and whether the Borrower is liable individually, severally or jointly with others, including without limitation all Royalties and other amounts owed or owing to Subordinated Creditor pursuant to that certain Trademark License Agreement, dated January 1, 2002, between the Subordinated Creditor and the Borrower (as amended, modified or supplemented from time to time, including without limitation any amendments thereto set forth herein, the “Trademark License”); and (c) “Founders Notes” shall mean (i) that certain promissory note, datedNovember 1. 1998, made by Subordinated Creditor in favor of Estate of Margaret Ann Isely, Whose Personal Representative is Philip Isely a/k/a H. Philip Isely or Henry P. Isely in the original principal amount of $2,773,500.00, and (ii) that certain promissory note, dated November 1, 1998, made by Subordinated Creditor in favor of Philip Isely a/k/a H. Philip Isely or Henry P. Isely in the original principal amount of 3,547,500.00.

2.             Amendment to Royalty Payment Terms; Subordination by Subordinated Creditor.

(a)           Each of the Borrower and the Subordinated Creditor agree that the terms of the Trademark License (including without limitation Section III.D thereof) are hereby amended as follows:

(i)            Subject in all respects to Section 3 and Section 7 of this Agreement, the Subordinated Creditor may receive, and the Borrower may pay: (x) Royalties each month in an amount not to exceed the lesser of (A) scheduled amount of principal and interest then due and owing by the Subordinated Creditor on and in accordance with the terms of the Founders Notes for such month and (B) $51,079.40, and (y) Royalties each quarter in an amount equal to 40% of the Royalties actually received by Subordinated Creditor or accrued by the Borrower (without duplication) during such quarter (the payments described in clauses (x) and (y) above, collectively the “Permitted Payments”).

(ii)           Other than the Permitted Payments, until all Senior Debt has been indefeasibly paid in full, the Lenders have no further obligation to make loans or other credit extensions to the Borrower and the Administrative Agent has released its security interest in the Collateral, no Royalties (and no interest accruing thereon) shall be paid or payable in cash, except as provided under clause (a)(iii) of this Section 2. All such Royalties that have been earned in accordance with Section III.D of the Trademark License but not paid as a result of this Section 2(a)(ii) (collectively, the “Accrued Royalties”) shall (x) be accrued at the Borrower level, (y) accrue interest at a rate per annum equal to the prime rate in effect from time to time (as published by the Wall Street Journal) from the date that such Accrued Royalties would have been payable under the terms of Section Ill.D of the Trademark License (but for this Section 2(a)(ii)) until the date that such Accrued Royalties are paid (either in cash or stock) in accordance with the terms of this Agreement and (z) not accrue interest as provided under Section III.E of the Trademark License. At such time, if any, that the Accrued Royalties equal $1,200,000, no more Royalties shall accrue in cash, and all additional Royalties earned thereafter shall be paid when due on a monthly basis solely in the common stock of the Borrower until all Senior Debt has been indefeasibly paid in full and the Lenders have no further obligation to make loans or other credit extensions to the Borrower and the Administrative Agent has released its security interest in the Collateral.

(iii)          In the event the Trademark License is transferred by the Subordinated Creditor to the Borrower as permitted under Section 6(i) of the Trademark Security Agreement, then so long as no Loan Party is, or would be after giving effect thereto, in default (including without limitation any Event of Default) under any instrument or agreement evidencing the Senior Debt or the Administrative Agent’s interest in Collateral, and subject in all respects to Section 7, Subordinated Creditor (or its members, depending on the structure of the transfer transaction) may receive, and the Borrower may make, a one-time cash payment of the full amount of the Accrued Royalties that were accrued in cash, together with interest thereon. In addition, after all Senior Debt has been indefeasibly paid in full, the Lenders have no further obligation to make loans or other credit extensions to the Borrower and the Administrative Agent has released its security interest in the Collateral, all Accrued Royalties may be paid, and thereafter any accruing Royalties may be paid from time to time, pursuant to the terms of the Trademark License as in effect without regard to the amendments set forth in this Section 2.

(iv)          The deferral, accrual and the non-payment of Accrued Royalties as provided in this Section 2(a) shall not cause or constitute a default or a breach under the Trademark License.

(b)           Subordinated Creditor hereby unconditionally and irrevocably agrees that the Subordinated Debt shall be subordinated to the Senior Debt in all respects, to the extent and in the manner set forth herein, and further agrees that payment by the Borrower of all or any part of the Subordinated Debt shall be subordinated to the payment of all Senior Debt. The Subordinated Debt shall continue to be subordinated to the Senior Debt even if the Senior Debt or any part thereof is subordinated, avoided or disallowed under the United States Bankruptcy Code or other applicable law.

(c)           Until all Senior Debt has been indefeasibly paid in full, the Lenders have no further obligation to make loans or other credit extensions to the Borrower and the Administrative Agent has released its security interest in the Collateral, the Subordinated Creditor hereby agrees not to: (i) accelerate, sue for, commence any collection or enforcement action or proceeding with respect to, or (except as allowed under Section 3 hereof) receive, accept, demand payment of or retain, all or any part of the Subordinated Debt; (ii) request, obtain, permit to exist or receive any security interest, lien, right or interest in the Collateral to secure the Subordinated Debt; (iii) amend any terms of the agreements, instruments, security or other writings evidencing the Subordinated Debt; (iv) set off any amount of the Subordinated Debt against any obligations, liabilities or indebtedness owed by the Subordinated Creditor to the Borrower; (v) assert against any Lender or the Administrative Agent any claim pursuant to the doctrine of marshalling assets or under the United States Bankruptcy Code with respect to any of the Collateral or the Senior Debt; (vi) receive any amounts from the Borrower respecting any ownership of the Borrower (including, without limitation, dividends), except as expressly permitted under Section 6.06 and 6.03(a)(i)(E,) or (F) of the Credit Agreement; or (vii) commence or participate in the commencement of any bankruptcy, insolvency or reorganization proceedings against the Borrower; provided, however, that the Subordinated Creditor may participate in any such bankruptcy, insolvency or reorganization proceeding against the Borrower if the Lender commences such proceeding. Notwithstanding the foregoing, in the event that the Administrative Agent or the Lenders accelerate all of the Senior Debt, then Subordinated Credit may, upon ten days prior written notice to the Administrative Agent, accelerate its Subordinated Debt and obtain a judgment; provided, however, that if following such acceleration of all of the Senior Debt, such acceleration is rescinded, then Subordinated Creditor shall likewise rescind such acceleration of the Subordinated Debt and shall not be permitted to take any further action with respect to such judgment, and provided, further, that any moneys obtained by the Subordinated Creditor with respect to any such action permitted under this Section 2(c) shall in any event be held in trust for the benefit of the Administrative Agent and the Lenders and promptly paid or delivered to the Administrative Agent for the benefit of Lenders in the form received until all Senior Debt is paid in full.

3.             Subordinated Creditor’s Right to Payment. Notwithstanding the provisions of Section 2(c) of this Agreement, so long as no Loan Party is, or would be after giving effect thereto, in default (including without limitation any Event of Default) under any instrument or agreement evidencing the Senior Debt or the Administrative Agent’s interest in Collateral, and subject in all respects to Section 7 of this Agreement, the Subordinated Creditor may receive, and the Borrower may pay, Permitted Payments in accordance with the Trademark License, as amended by Section 2(a) hereof, and payments permitted by Section 2(a)(iii). Except for Permitted Payments and payments permitted pursuant to Section 2(a)(iii), the Subordinated Creditor shall not receive any prepayments of any Royalties, nor any payments as a result of any acceleration, demand or subsequent change in the terms of the Trademark License.

4.             Restriction on Liens. The Subordinated Creditor represents and warrants to the Administrative Agent, and agrees with the Administrative Agent, as follows:

(a)           The Subordinated Creditor has no liens, encumbrances or security interests in any property of the Borrower (including without limitation in the Collateral) securing any of the Subordinated Debt or otherwise.

(b)           The Subordinated Creditor shall take all action, and execute and deliver all documents and instruments, reasonably required by the Administrative Agent to give effect to the provisions hereof, including any such action, documents or instruments necessary (i) to effect any release of any security interest in favor of such Subordinated Creditor in any property of the Borrower and (ii) to further evidence the subordination provisions hereof.

5.             Representations. Warranties and Covenants. The Borrower and the Subordinated Creditor represent and warrant to the Administrative Agent that: (a) no part of the Subordinated Debt is evidenced by any instrument, security or other writing which has not previously been or is not concurrently being deposited with the Administrative Agent if requested; (b) as of the date hereof, no default or event of default, or an event which with notice or passage of time or both could constitute an event of default, exists or has occurred under any instrument, document, security or other writing evidencing the Subordinated Debt; (c) the Subordinated Creditor is the exclusive and lawful owner of the Subordinated Debt; and (d) no part of the Subordinated Debt has been assigned to, or subordinated or subjected to any other security interest in favor of, anyone other than the Administrative Agent. Until all Senior Debt has been indefeasibly paid in full, the Lenders have no further obligation to make loans or other credit extensions to the Borrower and the Administrative Agent has released its security interest in the Collateral: (i) the Borrower will not issue any instrument, document, security or other writing evidencing any part of the Subordinated Debt except as required by the Trademark License (as in effect on the date hereof) with the prior written approval of the Administrative Agent or at the request of and in the manner requested by the Administrative Agent; (ii) without the prior written approval of the Administrative Agent, the Subordinated Creditor shall not assign, transfer, pledge or subordinate any part of the Subordinated Debt except to or in favor of the Administrative Agent or agree to a discharge or forgiveness of the same and (iii) without the prior written approval of the Administrative Agent, the Subordinated Creditor shall not amend, or agree to any amendments to, the terms of the Founders Notes or the Subordinated Debt.

6.             Modification of Senior Debt; Continuing Effect; Collateral. This Agreement shall constitute a continuing agreement of subordination, and the Administrative Agent may, without notice to or consent by the Subordinated Creditor, modify any term of the Senior Debt in reliance upon this Agreement. Without limiting the generality of the foregoing, the Administrative Agent may, at any time and in its sole discretion, without the consent of or notice to the Subordinated Creditor and without incurring responsibility to the Subordinated Creditor or impairing or releasing any of the Administrative Agent’s rights or any of the Subordinated Creditor’s obligations hereunder: (a) increase or decrease the amount of, or interest rate on, any of the Senior Debt; (b) renew, amend, modify, restate, waive or extend the time or manner of payment of any part of the Senior Debt; (c) substitute, surrender, release or permit alterations to the Collateral or guarantees securing the Senior Debt; (d) take or hold all or any property of the Borrower or any Loan Party as additional Collateral to secure all or any portion of the Senior Debt; (e) exercise or refrain from exercising any rights against the Borrower or any Loan Party or any other obligor or any of the Collateral; (f) proceed against any or all of the Collateral in whatever order the Administrative Agent shall determine; (g) amend, modify, supplement, restate or waive the provisions of Credit Agreement, the Note or any other security documents or loan documents entered into in connection with the Senior Debt, in any manner; (h) settle, compromise, release or waive any default or event of default with respect to, any of the Senior Debt; and (i) apply payments and/or proceeds from Collateral, and any other sums, by whomsoever paid or however realized, to the Senior Debt in any order; in each case without notice to or the consent of the Subordinated Creditor, and without impairing or affecting any of the Administrative Agent’s rights under this Agreement or the Subordinated Creditor’s obligations to the Administrative Agent hereunder. The Administrative Agent may take possession of, sell, dispose of, and otherwise deal with all or any part of the Collateral, and may enforce any right or remedy available to it with respect to the Collateral, all without notice to or consent of the Subordinated Creditor except as specifically required by applicable law. The Administrative Agent shall not have any duty to preserve, protect, care for, insure, take possession of, collect, dispose of, or otherwise realize upon any of the Collateral, and in no event shall the Administrative Agent be deemed the Subordinated Creditor’s agent with respect to the Collateral. All proceeds received by the Administrative Agent with respect to any Collateral may be applied, first, to pay or reimburse the Administrative Agent and the Lenders for all costs and expenses (including reasonable attorneys’ fees) incurred by the Administrative Agent and the Lenders in connection with the collection of such proceeds, and second, to any Senior Debt in any order that the Administrative Agent may choose.

7.             Bankruptcy and Insolvency. Notwithstanding any other provision of this Agreement, the Credit Agreement or any other security document or loan document entered into in connection with the Senior Debt, unless and until all Senior Debt has been indefeasibly paid in full, the Lenders have no further obligation to make loans or other credit extensions to the Borrower and the Administrative Agent has released its security interest in the Collateral, in the event of any receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization or arrangement with creditors by or with respect to the Borrower or any other Loan Party, whether or not pursuant to bankruptcy law, the sale of all or substantially all of the assets of the Borrower, or the dissolution, liquidation or any other marshalling of the assets or liabilities of the Borrower, then (i) all Senior Debt shall first be paid in full before any payment or distribution of any character, whether in cash, securities, or other property, shall be made in respect of any Subordinated Debt, (ii) any payment or distribution of any character, whether in cash, securities, or other property, which would otherwise (but for the terms hereof) be payable or deliverable in respect of any Subordinated Debt, including without limitation all Permitted Payments and Accrued Royalties, shall be paid or delivered directly to Administrative Agent, for the benefit of Lenders, for application to the Senior Debt in such mariner as the Administrative Agent shall determine in its sole discretion until all Senior Debt shall have been paid in full, and Subordinated Creditor irrevocably authorizes, empowers, and directs all receivers, trustees, liquidators, conservators, and others having authority to effect all such payments and deliveries, and (iii) the Subordinated Creditor will file all claims, proofs of claim or other instruments of similar character necessary to enforce the obligations of the Borrower in respect of the Subordinated Debt and will hold in trust for the Administrative Agent and promptly pay over to the Administrative Agent in the form received (except for the endorsement of the Subordinated Creditor where necessary) for application to the then-existing Senior Debt, any and all moneys, dividends or other assets received on account of the Subordinated Debt. If the Subordinated Creditor shall fail to take any such action, the Administrative Agent, as attorney-in-fact for the Subordinated Creditor, may take such action on the Subordinated Creditor’s behalf. The Subordinated Creditor hereby irrevocably appoints the Administrative Agent, as the attorney-in-fact for the Subordinated Creditor (which appointment is coupled with an interest), with the power but not the duty to demand, sue for, collect and receive any and all such moneys, dividends or other assets and give acquittance therefor and (x) if the Subordinated Creditor has not filed its claim properly by the date that is 10 days before the claims bar date, to file any claim, proof of claim or other instrument of similar character, and (y) if the Subordinated Creditor has not properly voted its claims comprising the Subordinated Debt to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension by the date that is 5 days before required date therefor, to vote any such claims; and the Subordinated Creditor will execute and deliver to the Administrative Agent such’ other and further powers-of-attorney or instruments as the Administrative Agent may request in order to accomplish the foregoing. If the Administrative Agent desires to permit the use of cash collateral or to provide post-petition financing to the Borrower, the Subordinated Creditor shall not object to the same or assert that their interests are not being adequately protected.

8.             Notification of Subordination. Upon request of the Administrative Agent, the Subordinated Creditor will place the following legend upon any notes or other instruments evidencing Subordinated Debt:

“The indebtedness evidenced by this instrument and the rights of the holder hereof are subordinated to the rights of JPMorgan Chase Bank, N.A., a national banking association, under the terms of a Subordination Agreement dated September 29, 2006.”

9.             No Warranty; Subordinated Creditor’s Independent Investigation. The Subordinated Creditor acknowledges that the Administrative Agent has made NO PROMISE, REPRESENTATION OR WARRANTY (EXPRESS OR IMPLIED) as to any matter regarding the Borrower or the Collateral. The Subordinated Creditor expressly waives any and all claims against the Administrative Agent regarding any of the foregoing.

10.           Default; Receipt of Prohibited Payments.

(a)           At any time the Subordinated Creditor fails to comply with any provision applicable to the Subordinated Creditor, the Administrative Agent may demand specific performance of this Agreement, whether or not the Borrower has complied with this Agreement, or exercise any other remedy available at law or equity.

(b)           If any payment on account of, or any collateral for, any part of the Subordinated Debt is received by the Subordinated Creditor other than as permitted by this Agreement, then such payment or collateral shall be delivered forthwith by the Subordinated Creditor to the Administrative Agent for application to the Senior Debt in the form received, except for the addition of any endorsement or assignment necessary to effect transfer of all rights therein to the Administrative Agent. The Administrative Agent is irrevocably authorized to supply any required endorsement or assignment which may have been omitted. Until so delivered, any such payment or collateral shall be held in trust for the Administrative Agent and shall not be commingled with other funds or property of the Subordinated Creditor.

(c)           The Subordinated Creditor agrees to provide the Administrative Agent written notice of any default, event of default or other breach of, under or with respect to the Subordinated Debt promptly upon the Subordinated Creditor becoming aware of any such default, event of default or other breach of, under or with respect to the Subordinated Debt.

11.           Expenses. The Borrower agrees to pay the Administrative Agent on demand, all expenses of every kind, including all attorneys’ fees, which the Administrative Agent may incur in enforcing or protecting any of its rights under this Agreement.

12.           No Commitment. None of the provisions of this Agreement shall be deemed or constitute an amendment of, and shall be construed to constitute or imply any commitment or obligation on the part of the Administrative Agent to make any future loans or other extensions of credit or financial accommodations to the Borrower.

13.           Notices. All notices, requests and other communications to any party hereunder shall be given: if to the Administrative Agent or the Borrower, in accordance with the terms of the Credit Agreement, and, if to the Subordinated Creditor, in accordance with the terms of the Vitamin Cottage Two Guaranty.

14.           Conflict in Agreements. If the subordination provisions of any instrument evidencing Subordinated Debt (including without limitation the Trademark License) conflict with the terms of this Agreement, the terms of this Agreement shall govern.

15.           Entire Agreement; Waiver; Successors And Assigns; Acceptance. This Agreement contains the entire agreement of the Subordinated Creditor with the Administrative Agent regarding subordination. No waiver shall be deemed to be made by the Administrative Agent of any of its rights hereunder unless the same shall be in writing signed on behalf of the Administrative Agent, and each such waiver, if any, shall be a waiver only with respect to the specific matter or matters to which the waiver relates and shall in no way impair the rights of the Administrative Agent or the obligations of the Subordinated Creditor to the Administrative Agent in any other respect at any time. Any failure by the Administrative Agent to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same, and such rights shall be cumulative and not exclusive. Knowledge by the Administrative Agent of any breach or other nonobservance by the Borrower or the Subordinated Creditor of the terms of this Agreement will not constitute a waiver thereof or of any obligations to be performed by the Borrower or the Subordinated Creditor hereunder. This Agreement will be binding upon the Borrower, the Subordinated Creditor and the Administrative Agent, and their respective successors and assigns. Notice of acceptance by the Administrative Agent of this Agreement or of reliance by the Administrative Agent upon this Agreement is hereby waived by the Subordinated Creditor.

16.           Applicable Law and Jurisdiction; Interpretation and Modification.

(a)           THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF COLORADO, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

(b)           EACH OF SUBORDINATED CREDITOR AND BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE NON EXCLUSIVE JURISDICTION OF (i) ANY UNITED STATES FEDERAL OR COLORADO STATE COURT SITTING IN DENVER, COLORADO AND (ii) THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND EACH OF SUBORDINATED CREDITOR AND BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY OTHER SECURED PARTY TO BRING PROCEEDINGS AGAINST EITHER SUBORDINATED CREDITOR OR BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

(c)           EACH OF SUBORDINATED CREDITOR AND BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF SUBORDINATED CREDITOR AND BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)           EACH OF SUBORDINATED CREDITOR AND BORROWER HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING IN ANY OF THE ABOVE-MENTIONED COURTS BY THE MAILING THEREOF BY THE ADMINISTRATIVE AGENT OR ANY OF THE OTHER SECURED PARTIES BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF COLORADO, AT ITS ADDRESS SPECIFIED IN SECTION 13. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY OF THE OTHER SECURED PARTIES TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

17.           Waiver of Jury Trial. EACH OF SUBORDINATED CREDITOR AND BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH OF SUBORDINATED CREDITOR AND BORROWER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS PROVISION IS A MATERIAL INDUCEMENT TO ADMINISTRATIVE AGENT AND THE OTHER SECURED PARTIES TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE OTHER LOAN DOCUMENTS.

18.           Attachments. All documents attached hereto, including any appendices, schedules, riders, and exhibits to this Agreement, are hereby expressly incorporated by reference.

19.           Miscellaneous. The paragraph and section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

20.           Continued Effectiveness. This Agreement, and all of the Subordinated Creditor’s obligations hereunder, shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by the Administrative Agent upon the insolvency, bankruptcy or reorganization of the Borrower or for any other reason, all as though such payment had not been made.

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IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Agreement as of the day and year first above set forth.

VITAMIN COTTAGE TWO LTD.
LIABILITY COMPANY,
a Colorado limited liability company

By:	/s/ Kemper Isely
Kemper Isely, Manager

The undersigned Borrower hereby approves and agrees to be bound by the terms of this Agreement.

VITAMIN COTTAGE NATURAL FOOD
MARKETS, INC.,
a Colorado corporation

By:	/s/ Kemper Isely
Kemper Isely, President

EXECUTION PAGE—SUBORDINATION AGREEMENT

ACCEPTED AND AGREED:

JPMORGAN CHASE BANK, N.A.,

By:	/s/ Patrick E. Green
Patrick E. Green, Senior Vice President